Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Matador Resources Company of our report dated April 21, 2023, relating to the consolidated financial statements of Advance Energy Partners Holdings, LLC, which appears in Matador Resources Company’s Current Report on Form 8-K/A dated May 4, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 25, 2024

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